UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 29, 2026

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10355 Pecan Park Boulevard
Austin, Texas 78729
(Address of Principal Executive Offices, and Zip Code)

(833) 444-3469
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange
Common Stock, $0.0001 par value	QTWO	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On July 29, 2026, Q2 Holdings, Inc. (the "Company") issued a press release regarding its financial results for the second quarter ended June 30, 2026. A copy of the Company's press release is furnished herewith as Exhibit 99.1.
The information furnished in this Current Report under this Item 2.02 and the exhibit furnished herewith shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
On July 29, 2026, the Company also announced that its Board of Directors has authorized up to $350 million of additional repurchases of its common stock in the open market or in privately negotiated transactions, including accelerated share repurchase transactions, block trades or pursuant to Rule 10b5-1 trading plans. The additional authorization has no expiration date, does not obligate the Company to acquire a specified number of shares and may be suspended, modified or terminated by the Board of Directors at any time, without prior notice. The number of shares to be repurchased will depend on market conditions and other factors.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated July 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

July 29, 2026	/s/ Jonathan A. Price Jonathan A. Price Chief Financial Officer